Exhibit 10.15

FIRST AMENDMENT TO BRODERSEN EMPLOYMENT AGREEMENT

This First Amendment to Employment Agreement (the “Amendment”) is made by and between Eric Brodersen (the “Executive”) and Impinj, Inc. (the “Company” and together with the Executive hereinafter collectively referred to as the “Parties”) on February 9, 2015.

W I T N E S S E T H:

WHEREAS, the Parties previously entered into an employment agreement, dated April 1, 2014 (the “Prior Agreement”); and

WHEREAS, the Company and Executive desire to amend the Prior Agreement to provide for 100% acceleration in certain circumstances upon a change of control, among other things.

NOW, THEREFORE, for good and valuable consideration, Executive and the Company agree to amend the Prior Agreement, as follows:

1. Section 5(b)(4) of the Prior Agreement is hereby amended and replaced in its entirety as follows (with deletions struck through and insertions italicized and underlined):

“(4) accelerated vesting of all outstanding Equity Awards as to ~~fifty percent (50%)~~ one hundred percent (100%) of the then unvested portion of any such Equity Award, and”

IN WITNESS WHEREOF, each of the Parties has executed this Amendment, in the case of the Company by its duly authorized officer, as of the day and year set forth above.

COMPANY	IMPINJ, INC.

/s/ Chris Diorio
	By:	Chris Diorio, Ph.D.
	Title:	CEO

EXECUTIVE	ERIC BRODERSEN

/s/ Eric Brodersen